PepGen Announces Topline Results from Lowest Dose (5 mg/kg) MAD Cohort in the Ongoing Phase 2 FREEDOM2 Study Demonstrating Favorable Safety, Splicing and vHOT Data

– PGN-EDODM1 was generally well-tolerated with all adverse events mild or moderate and no serious adverse events reported –

– Mean splicing correction of 7.3% observed with PGN-EDODM1 (n=6) versus 6.8% with placebo (n=2); Excluding one outlier patient, treatment group demonstrated mean splicing correction of 22.9% (n=5) –

– Promising trends observed in vHOT in the PGN-EDODM1 treated group –

– Company on track to report clinical data from 10 mg/kg multiple dose cohort in 2H 2026 with sufficient cash expected to fund operations into 2H 2027–

– Conference call scheduled today at 4:30 p.m. ET –

BOSTON—March 30, 2026-- PepGen Inc. (Nasdaq: PEPG), a clinical-stage biotechnology company advancing the next generation of oligonucleotide therapies with the goal of transforming the treatment of severe neuromuscular and neurological diseases, today announced promising clinical data from the 5 mg/kg multiple ascending dose cohort (MAD) of the ongoing Phase 2 FREEDOM2-DM1 trial in patients with myotonic dystrophy type 1 (DM1). The Company believes the totality of safety and efficacy results support the potential of the ongoing 10 mg/kg dose cohort, with clinical results expected in the second half of 2026.

“We are excited to share data from the lowest dose cohort in our multiple ascending dose study of PGN-EDODM1 in patients with DM1,” said Paul Streck, MD, EVP Research and Development. “Overall, we are encouraged by the favorable safety and tolerability profile, and the positive trends exhibited with splicing improvement and vHOT. We look forward to reporting data from the ongoing 10 mg/kg multiple ascending dose cohort of FREEDOM2, which is more than halfway enrolled and remains on track to read out in the second half of this year.”

FREEDOM2 Results for the 5 mg/kg (n=8) Dose Cohort

FREEDOM2 is a Phase 2 MAD, randomized, placebo-controlled clinical trial evaluating PGN-EDODM1 in patients with DM1, with planned dose escalation up to 12.5 mg/kg. The 5 mg/kg cohort enrolled eight patients, who received PGN-EDODM1 or placebo (randomized 6:2) every four weeks over a 12-week period. Key endpoints include safety, splicing correction and functional outcome measures. The data cutoff was March 4, 2026.

Splicing, Muscle Tissue Concentration and Functional Data:

•
Patients (n=6) treated with PGN-EDODM1 at 5 mg/kg demonstrated a mean splicing correction of 7.3%, compared to 6.8% in placebo-treated patients (n=2).
o
Excluding an outlier, patients showed a mean splicing correction of 22.9%. The outlier patient exhibited a worsening in splicing correction (70.8%), reducing the overall group mean to 7.3%.
•
Middle finger vHOT in the treatment group showed a positive trend of improvement versus a worsening observed in the placebo group. Both returned to baseline at Week 16.
•
Mean muscle tissue concentrations of PGN-EDODM1 available in 5 of 6 treated patients were 158 ng/g, as measured approximately one week after the fourth dose in the MAD study; one concentration readout remains pending.
•
No meaningful improvements were observed in 10-meter walk/run test (10MWRT) or handgrip strength at the starting PGN-EDODM1 dose of 5 mg/kg.

Safety and Tolerability Data:

•
PGN-EDODM1 was generally well-tolerated, with no serious adverse events (SAEs), all related treatment emergent adverse events (TEAEs) reported as mild and non-related TEAEs reported as mild or moderate
•
Nausea was the most common TEAE
•
No treatment-related discontinuations
•
No TEAEs related to renal function and no signs of cumulative toxicity

The Company is actively dosing the 10 mg/kg MAD cohort of FREEDOM2, with 5 of 8 patients receiving up to three doses of PGN-EDODM1, and expects to report data in the second half of 2026. In addition, 12 patients have currently enrolled in the open label extension (OLE) at 5 mg/kg, including 5 patients from FREEDOM2.

Conference Call Details

To access the live audio webcast for today’s conference call beginning at 4:30 p.m. ET, please visit PepGen’s investor website at investors.pepgen.com. An archived replay of the webcast will be available on the Company’s website following the event.

About PGN-EDODM1

PGN-EDODM1, PepGen's investigational candidate in development for the treatment of DM1, utilizes the Company's proprietary EDO technology to deliver a therapeutic oligonucleotide that is designed to restore the normal splicing function of MBNL1, a key RNA splicing protein. PGN-EDODM1 addresses the deleterious effects of cytosine-uracil-guanine (CUG) repeat expansion in the dystrophia myotonica protein kinase (DMPK) transcripts which sequester MBNL1, by binding to the pathogenic CUG trinucleotide repeat expansion present in the DMPK transcripts, and disrupting the binding between the CUG repeat expansion and MBNL1. PepGen believes this innovative therapeutic approach may have considerable advantages over oligonucleotide modalities that rely on knockdown or degradation of the DMPK transcripts as it will allow the DMPK transcripts to continue to perform their normal function within the cell, while also liberating MBNL1 to correct downstream mis-splicing events. The U.S. Food and Drug Administration has granted PGN-EDODM1 both Orphan Drug and Fast Track Designations for the treatment of patients with DM1. The European Medicines Agency (EMA) has recently granted Orphan Designation for PGN-EDODM1.

About PepGen

PepGen Inc. is a clinical-stage biotechnology company developing the next generation of oligonucleotide therapies with the goal of transforming the treatment of severe neuromuscular and neurological diseases. PepGen’s Enhanced Delivery Oligonucleotide (EDO) platform is founded on over a decade of research and development and leverages cell-penetrating peptides to improve the uptake and activity of conjugated oligonucleotide therapeutics. Using these EDO peptides, the Company is generating a pipeline of oligonucleotide therapeutic candidates designed to target the root cause of serious diseases.

For more information, please visit PepGen.com. Follow PepGen on LinkedIn and X.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These statements may be identified by words such as “aims,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “plans,” “possible,” “potential,” “seeks,” “will,” and variations of these words or similar expressions that are intended to identify forward-looking statements. Any such statements in this press release that are not statements of historical fact may be deemed to be forward-looking statements. These forward-looking statements include, without limitation, statements regarding various data demonstrating promising results that support the safety and clinical potential of PGN-EDODM1 as a treatment for DM1 and expected timelines for the data report from the 10 mg/kg cohort of our FREEDOM2-DM1 trial , our expected cash runway , the design, initiation and conduct of clinical trials, including expected timelines for our FREEDOM2-DM1 trial, and ongoing and planned regulatory interactions.

Any forward-looking statements in this press release are based on current expectations, estimates and projections only as of the date of this release and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to risks related to: delays or failure to successfully initiate or complete our ongoing and planned development activities for PGN-EDODM1; our ability to enroll patients in our clinical trials, including FREEDOM2; that our interpretation of clinical and preclinical study results may be incorrect, or that we may not observe the levels of therapeutic activity in clinical testing that we anticipate based on prior clinical or preclinical results for PGN-EDODM1; that PGN-EDODM1 may not be safe and effective or otherwise demonstrate safety and efficacy in our clinical trials; adverse outcomes from our regulatory interactions, including delays in regulatory review, clearance to proceed or approval by regulatory authorities with respect to our programs, including release of the partial clinical hold or clearance to commence planned clinical studies of our product candidates, or other regulatory feedback requiring modifications to our development programs, including in each case with respect to our FREEDOM2 program; changes in regulatory framework that are out of our control; unexpected increases in the expenses associated with our development activities or other events that adversely impact our financial resources and cash runway; and our dependence on third parties for some or all aspects of our product manufacturing, research and preclinical and clinical testing. Additional risks concerning PepGen’s programs and operations are described in our most recent reports filed with the SEC. PepGen explicitly disclaims any obligation to update any forward-looking statements except to the extent required by law.

This release discusses PGN-EDODM1, an investigational therapy that has not been approved for use in any country, and is not intended to convey conclusions about its efficacy or safety. There is no guarantee that PGN-EDODM1 or any other investigational therapy will successfully complete clinical development or gain regulatory authority approval.

Investor Contact

Laurence Watts

New Street Investor Relations

Laurence@newstreetir.com

Media Contact
Julia Deutsch
Lyra Strategic Advisory
Jdeutsch@lyraadvisory.com

Source: PepGen Inc.